                   THE UNION CORPORATION AND SUBSIDIARIES             Item 6
                                                                      EXHIBIT 11

                       Computation of Primary and Fully Diluted
                            Earnings Per Share (Unaudited)

                   (Dollars in thousands, except per share amounts)



                                                                Nine Months Ended March 31,
                                  ---------------------------------------------------------------------------------------
                                                    1996                                          1995
                                  -----------------------------------------    ------------------------------------------
                                                   Income                                        Income
                                   Number of       Net of        Per Share     Number of         Net of       Per Share
                                    Shares          Taxes          Amount        Shares           Taxes         Amount
                                  ----------     ----------      ----------    ----------      ----------     ----------
PRIMARY EARNINGS:
Average common shares (based
 on weighted average number
 of shares outstanding)            5,596,870                                    5,550,376

Common stock equivalents
 (stock options)                     169,328                                       98,640
                                  ----------                                   ----------


Income from continuing
 operations                        5,766,198        $ 4,268          $ .74      5,649,016        $ 3,619         $  .64
                                  ----------                                   ----------
                                  ----------                                   ----------

Discontinued operations loss
  provision (net of tax)           5,766,198         (2,065)          (.36)     5,649,016         (5,200)          (.92)
                                  ----------     ----------     ----------     ----------     ----------     ----------
                                  ----------                                   ----------


Net income (loss)                  5,766,198        $ 2,203          $ .38      5,649,016        $(1,581)        $ (.28)
                                  ----------     ----------     ----------     ----------     ----------     ----------
                                  ----------     ----------     ----------     ----------     ----------     ----------


FULLY DILUTED EARNINGS:
Average common shares (based
  on weighted average number
  of shares outstanding)           5,596,870                                    5,550,376

Common stock equivalents
  (stock options)                    193,108                                      108,963
                                  ----------                                   ----------

Income from continuing
 operations                        5,789,978        $ 4,268          $ .74      5,659,339        $ 3,619         $  .64
                                  ----------                                   ----------
                                  ----------                                   ----------

Discontinued operations loss
  provision (net of tax)           5,789,978         (2,065)          (.36)     5,659,339         (5,200)          (.92)
                                  ----------     ----------     ----------     ----------     ----------     ----------
                                  ----------                                   ----------

Net income (loss)                  5,789,978        $ 2,203          $ .38      5,659,339        $(1,581)        $ (.28)
                                  ----------     ----------     ----------     ----------     ----------     ----------
                                  ----------     ----------     ----------     ----------     ----------     ----------


                   THE UNION CORPORATION AND SUBSIDIARIES             Item 6
                                                                      EXHIBIT 11
                           Computation of Primary and Fully
                        Diluted Earnings Per Share (Unaudited)

                   (Dollars in thousands, except per share amounts)


                                                                Three Months Ended March 31,
                                  ---------------------------------------------------------------------------------------
                                                    1996                                          1995
                                  -----------------------------------------    ------------------------------------------
                                                   Income                                        Income
                                   Number of       Net of        Per Share     Number of         Net of       Per Share
                                    Shares          Taxes          Amount        Shares           Taxes         Amount
                                  ----------     ----------      ----------    ----------      ----------     ----------
PRIMARY EARNINGS:
Average common shares (based
 on weighted average number
 of shares outstanding)            5,629,735                                    5,578,102

Common stock equivalents
 (stock options)                     195,030                                       90,765
                                  ----------                                   ----------


Income from continuing
 operations                        5,824,765        $ 2,093          $ .36      5,668,867        $ 1,398          $ .25
                                  ----------                                   ----------
                                  ----------                                   ----------

Discontinued operations loss
  provision (net of tax)           5,824,765          -             -           5,668,867         (5,200)          (.92)
                                  ----------     ----------     ----------     ----------     ----------     ----------
                                  ----------                                   ----------

Net income (loss)                  5,824,765        $ 2,093          $ .36      5,668,867        $(3,802)        $ (.67)
                                  ----------     ----------     ----------     ----------     ----------     ----------
                                  ----------     ----------     ----------     ----------     ----------     ----------


FULLY DILUTED EARNINGS:
Average common shares (based
  on weighted average number
  of shares outstanding)           5,629,735                                    5,578,102

Common stock equivalents
  (stock options)                    195,880                                       90,765
                                  ----------                                   ----------

Income from continuing
 operations                        5,825,615        $ 2,093          $ .36      5,668,867        $ 1,398          $ .25
                                  ----------                                   ----------
                                  ----------                                   ----------

Discontinued operations loss
  provision (net of tax)           5,825,615            -            -          5,668,867         (5,200)          (.92)
                                  ----------     ----------     ----------     ----------     ----------     ----------
                                  ----------                                   ----------

Net income (loss)                  5,825,615        $ 2,093          $ .36      5,668,867        $(3,802)         $(.67)
                                  ----------     ----------     ----------     ----------     ----------     ----------
                                  ----------     ----------     ----------     ----------     ----------     ----------
